Exhibit 99.1

President AND CO-FOUNDER OF GlobalSCAPE's TAPPIN, INC TO SPEAK ON PANEL AT AGC's 8th Annual West Coast Conference

Chris Hopen to Share Insights, Strategies for Enterprise IT to Streamline the BYOD Trend

SAN FRANCISCO - FEBRUARY 23, 2012 - GlobalSCAPE (NYSE Amex: GSB), a leading developer of secure information exchange solutions for businesses and consumers, today announced that Chris Hopen, President of GlobalSCAPE subsidiary TappIn, Inc., will be speaking at a panel at the America's Growth Capital 8th Annual West Coast Conference in San Francisco next week. Hopen and his co-panelists will discuss the "bring your own device" (BYOD) and "bring your own storage" (BYOS) trends, the impact these are having on IT departments, and offer strategies to help IT maintain network security while still embracing and leveraging the influx of consumer technology to create a more mobile enterprise.

Hopen brings more than 20 years of experience as an engineering leader and technologist in networking and security with companies including Aventail Corporation and SonicWall. Recognized as a Top 50 IT Executive in the service provider sector by InfoWorld, Hopen pioneered the SSL-VPN market and technology solution space. In 2009, he brought his vision and experience in the SSL-VPN space to TappIn, where he shepherded the company and its innovative secure mobile access technology to a successful acquisition by GlobalSCAPE in December 2011.

Planet of the Apps: Survival Guide

When: Monday, February 27th from 12:15 pm - 1:00 pm

Where: Westin San Francisco Market Street (50 Third Street), Metropolitan III - 2nd Floor

Panelists: Chris Hopen, President and Co-Founder, TappIn (GlobalSCAPE subsid.)

Yorgen Edholm, President and CEO, Accellion

Matt Huang, Founder and COO, Armorize

Fran Rosch, VP, Trust Services and Identity Protection, Symantec

Carol Carpenter, GM Consumer Business, Trend Micro

Moderator: Paul Roberts, Editor, ThreatPost.com at Kaspersky Lab

The confluence of ubiquitous connectivity, Web based applications, cloud computing and consumer-driven mobile devices is washing away conventional logic about enterprise security, mobility, and access. With more than two-thirds of businesses now allowing employers to bring their own mobile devices into the workplace and onto the business network, creating a long-term strategic approach to securing and managing these devices, and the applications and data accessed on them, is imperative to enterprise security.

"Planet of the Apps: Survival Guide" will bring together some of the software industry's best minds on the subject of how best to understand and respond to the security challenges such as social networking, consumer-driven mobile device adoption in the workplace (BYOD) and unfettered third party application ecosystems.

For more information or to register to attend the conference, please visit the website: http://www.americasgc.com/news-events/index.asp?id=41

About GlobalSCAPE

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE Amex:GSB) is a leading provider of software and services that enable customers to access and share information quickly, securely, and reliably. Beginning in 1996 with its CuteFTP® product, GlobalSCAPE has been helping businesses and consumers -- including 15,000 companies in more than 150 countries -- facilitate cost-effective, secure information exchange. With its 2011 acquisition of Seattle-based TappIn, Inc., GlobalSCAPE also offers customers the ability to access and share documents, pictures, videos, and music -- anytime, from anywhere -- easily and securely, without the need for uploading, syncing, or paying for cloud storage. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

About America's Growth Capital

America's Growth Capital LLC provides investment banking and financial advisory services to technology, media, and health care industries. The firm offers mergers and acquisition advisory, divestitures, private placement, negotiation assistance, underwriting, and due diligence services. Additionally, it provides investment research and sales and trading services. America's Growth Capital was founded in 2003 and is headquartered in Boston, Massachusetts with an additional office in San Francisco, California. For more information, please visit: http://www.americasgc.com/index.asp

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

Contact

Rachel Mandell-Rice

Barokas Public Relations for TappIn

TappIn@barokas.com

206-264-8220